Exhibit 107
CALCULATION OF REGISTRATION FEE

Form S-8
(Form Type)

WM Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of Securities to be Registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
2021 Equity Incentive Plan (Class A Common Stock, par value $0.0001 per share)	7,377,441	(3)	$0.84	$6,197,050.44	$682.92
2021 Employee Stock Purchase Plan (Class A Common Stock, par value $0.0001 per share)	1,475,488	(4)	$0.72	$1,062,351.36	$117.08
Total	8,852,929			$7,259,401.80	$800.00

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.
(2)Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s Class A Common Stock as reported on the Nasdaq Global Select Market on March 10, 2023, which date is within five business days prior to the filing of this registration statement.
(3)Represents shares of Class A Common Stock that were added to the shares authorized for issuance under the WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 EIP”) on January 1, 2023, pursuant to an “evergreen” provision contained in the 2021 EIP.
(4)Represents shares of Class A Common Stock that were added to the shares authorized for issuance under the WM Technology, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) on January 1, 2023, pursuant to an “evergreen” provision contained in the 2021 ESPP.